Exhibit 10.8

                                    Agreement
                                    ---------

This agreement states that eConnect and Kanakaris Communications do hereby enter into a joint venture and strategic alliance to be ceded Internet Cash Programming and the following terms and conditions shall apply:

Definitions:
------------

Internet Cash Programming: A Service offered by Kanakaris Communications and
                        eConnect which shall enable the consumer with the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card.

Same-as-Cash:           The payment of programming by ATM card and PIN and
                        effected by the ePIN or like devices.

Enhanced Credit Card:   The payment of programming by; credit card that is read
                        by the ePIN or like devices and is therefore considered as a safer transaction for the consumer and results in a lower bank fee for the recipient merchant.

ePIN: The present hardware device that will be distributed into homes and will effect either a Same-as-Cash or Enhanced Credit Card transaction.

SafeTpay:               The name of the web site button that the consumer clicks
                        in order to begin either a Same-as-Cash or Enhanced
                        Credit Card Transaction.

Internet Cash Programming: The name of the service offered to the Entertainment
                        Industry that will enable them to receive either a Same-as-Cash or Enhanced Credit Card payment for their programming.

Recitals:
---------

1.0: eConnect and Kanakaris Communications shall enter into a strategic alliance to form the Internet Service that shall be named Internet Cash Programming.

2.0: That eConnect shall provide the SafeTpay support service for Internet Cash
     Pay Per Play.

3.0: That Kanakaris Communications shall provide the delivery to the internet consumer of video streaming programming from either Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

4.0: That ICP shall be jointly owned by eConnect and Kanakaris Communications.

4.1: That ICP shall be a Nevada corporation and shall authorize 1,000,000 shares of stock and that Kanakaris Communications shall receive 400,000 shares of stock and eConnect shall receive 400,000 shares of stock and that 200,000 shares of stock shall remain in the ICP Treasury.

4.2: That Kanakaris Communications shall retain the managing control of ICP and shall appoint officers to manage ICP.


/s/ TSH

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4.3: That all profits of ICP shall be equally split between eConnect and
     Kanakaris Communications.

5.0: That eConnect shall enjoy exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase.

5.1: That eConnect shall charge ICP a flat fee per ICP processed transaction.

5.2: That eConnect shall purchase this exclusive global ICP processing with a payment of 3,000,000 shares of free trading stock to Kanakaris Communications.

6.0: That it is the stated purpose of eConnect and Kanakaris Communications to bring ICP public by September 2000.



(signed) /s/ Thomas S. Hughes                (signed) /s/ Alex Kanakaris
         Thomas S. Hughes                             Alex Kanakaris
         Chairman and CEO                             Chairman and CEO
         eConnect                                     Kanakaris Communications

Dated: 10/9/99                                        Dated: 10/21/99


ADDENDUM:

eConnect will bear the responsibility for payments of any finders fee or brokerage commission if any.

/s/ TSH 10/21/99